Exhibit 10.6(b)

[Letterhead of Algae Dynamics]

September 5, 2014

Re-: Amendment to Advisory Agreement

Reference is made to that certain Advisory Agreement dated March 11, 2014, as amended (the “Agreement”), between Connectus Inc. (“Connectus”) and Algae Dynamics Corporation (formerly known as Converted Carbon Technologies Corp.) (the "Company"). Pursuant to the Agreement, Connectus was entitled to warrants to purchase 5% of the outstanding shares of the Company following a subsequent financing subject to certain vesting provisions of the Agreement. The parties to the Agreement desire to amend the Agreement to fix the number of shares subject the warrants at 625,000 (post-split) common shares pursuant to warrant agreements attached here as Exhibit “A” and Exhibit “B” attached hereto. Except as explicitly amended by this letter, the Agreement, as previously amended, shall remain in full force and effect.

Connectus Inc.		Algae Dynamics Corporation

By:		By:
	P. Blair Mullin, President		Paul Ramsay, President